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                                                                    Exhibit 4.3


Microfilm Number 9772-658   Filed with the Department of State on Sept. 26, 1997

Entity Number 227630              Yvette Kane
                            ----------------------------------------------------
                                  Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


In compliance with the requirements of 15 Pa.C.S. (S)1915 (relating to articles of Amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  Mellon Bank Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) One Mellon Bank Center, 500 Grant Street, Pittsburgh, PA 15258-0001, Allegheny County

     (b) c/o:  _________________________________________________________________
     Name of Commercial Registered Office Provider    County

     For a corporation represented by a commercial registered office provider, the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Act of May 5, 1933, P.L. 364, as amended

4.   The date of its incorporation is:  08/23/71

5.   (Check, and if appropriate complete, one of the following):

          X     The amendment shall be effective upon filing these Articles of
       --------
     Amendment in the Department of State.
     _____ The amendment shall be effective on:  ____________________ at
                                                           Date
    _______________
         Hour

6.   (Check one of the following):
     _____ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. (S)1914(a) and (b).
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         X     The amendment was adopted by the board of directors pursuant to
      --------
     15 Pa.C.S. (S)1914(c).

7.   (Check, and if appropriate complete, one of the following):
     _____ The amendment adopted by the corporation, set forth in full, is as follows:
          X     The amendment adopted by the corporation as set forth in full in
     --------
     Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):
     _____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18th day of September, 1997.

                                    MELLON BANK CORPORATION
                                    -----------------------------------
                                      (Name of Corporation)



                                    By:  Carl Krasik
                                         ------------------------------
                                              (Signature)
                                    Title: Associate General Counsel and
                                           Secretary
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                                   EXHIBIT A
                            to Articles of Amendment
                                       of
                            Mellon Bank Corporation


     Article Fifth, Section II of the Corporation's Restated Articles of Incorporation, as amended, is deleted and the following is substituted:

          Section II. Common Stock. Except for and subject to those rights expressly granted to holders of the Preferred Stock by resolution or resolutions adopted by the Board of Directors pursuant to Section I of this Article Fifth and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. All or part of the shares of Common Stock of the Corporation may be uncertificated shares to the extent determined by the Board of Directors of the Corporation (or by any officer or other person as the Board of Directors may designate) from time to time; however, in no event shall shares of Common Stock represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.